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                                   EXHIBIT 3.1
                                                     As Amended November 9, 1999

                                     BY-LAWS

                                       of

                       INTERMAGNETICS GENERAL CORPORATION



                                    ARTICLE I

                                  Shareholders

         Section 1.01. Annual Meeting. The annual meeting of the shareholders of the corporation shall be held on such date, at such time and at such place within or without the State of New York as may be designated by the board of directors, for the purpose of electing directors and for the transaction of such other business as may be properly brought before the meeting.

         Section 1.02. Special Meetings. Special meetings of the shareholders of the corporation may be called at any time by the board of directors, or by written instrument signed by a majority of the board of directors. At a special meeting of the shareholders only such business shall be transacted as is related to the purpose or purposes set forth in the notice of meeting.

         Section 1.03. Place of Meeting. Each meeting of shareholders shall be held at such place, within or without the State of New York, as may be fixed by the board of directors or, if no place is so fixed, at the principal office of the corporation in the State of New York.

         Section 1.04. Notice. Written notice of a meeting of shareholders shall be given, personally or by mail, to each shareholder entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting in the case of annual meetings and not less than thirty nor more than sixty days before the date of the meeting in the case of special meetings. Such notice shall state the place, date and hour of the meeting and shall indicate that such notice is being issued by or at the direction of the person or persons calling the meeting and shall state the purpose or purposes for which the meeting is called. If at any meeting action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of section 623 of the Business Corporation Law of the State of New York to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect and shall be accompanied by a copy of such Section 623 or an outline of its material terms. If mailed, a notice of meeting is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at such shareholder's address as it appears on the record of shareholders, or, if the shareholder shall have filed with the Secretary a written request that notices to such shareholder be mailed to some other address, then directed to such shareholder at such other address. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, after the adjournment the board of directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice hereunder.


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         If any by-laws regulating an impending election of directors is adopted, amended or repealed by the board of directors, the by-law so adopted, amended or repealed, together with a concise statement of the changes made, shall be set forth in the notice of the next meeting of shareholders held for the purpose of electing directors.

         Section 1.05. Quorum. At any meeting of shareholders, the presence in person or by proxy of the holders of one-third of the shares entitled to vote at such meeting shall constitute a quorum for the transaction of any business, provided, however, when a specified item of business is required to be voted on by the holders of a class or series of the corporation's shares, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholder.

         If a quorum shall not be present in person or by proxy at any meeting of shareholders, the holders of a majority of the shares represented may adjourn the meeting without notice other than announcement at the meeting despite the absence of a quorum, until the required amount of stock shall be represented at the meeting, when such action may be taken as was contemplated by the notice of the meeting.

         Section 1.06. Organization. The Chairman or, in the Chairman's absence, the Chief Executive Officer (CEO) or, in the CEO's absence, the President, or in the President's absence, a Vice President, shall call every meeting of the shareholders to order, and shall act as chairman of the meeting. In the absence of the Chairman, the CEO, the President and all Vice Presidents, the holders of a majority of the shares present in person or represented by proxy and entitled to vote at such meeting shall elect a chairman.

         The Secretary of the corporation shall act as Secretary of all meetings of the shareholders and keep the minutes; in the absence of the Secretary, the chairman of the meeting may appoint any person to act as Secretary of the meeting.

         Section 1.07. Voting. In all elections of directors each shareholder shall be entitled to as many votes as shall equal the number of votes which he would be entitled to cast in the election of directors with respect to such shareholder's shares multiplied by the number directors to be elected, and such shareholder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or any two or more of them, as such shareholder may see fit, which right when exercised shall be termed cumulative voting. With respect to any other matter submitted to a vote of shareholders, every shareholder shall be entitled to one vote for every share standing in such shareholder's name. A list of shareholders as of the record date, certified by the Secretary or an Assistant Secretary responsible for its preparation or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder.

         The board of directors may prescribe a date not more than sixty nor less than ten days prior to the date of a meeting of shareholders for the purpose of determining the shareholders entitled to notice of or to vote at such meeting or any adjournment thereof. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made, such determination shall apply to any adjournment thereof, unless the board of directors fixes a new record date for the adjourned meeting.


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         Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for such shareholder by proxy. Every proxy must be signed by the shareholder or the shareholder's attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

         Except as otherwise provided by law or by the certificate of incorporation, all elections of directors shall be decided by a plurality of the votes cast and all other corporate action shall be decided by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

         Treasury shares and shares held by another domestic or foreign corporation of any type or kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the corporation, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.

         Section 1.08. Inspectors. The board of directors in advance of every meeting of shareholders may appoint one or more inspectors to act at such meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and, on the request of any shareholder entitled to vote thereat, shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the board in advance of the meeting or at the meeting by the person presiding thereat.

         Each inspector appointed to act at any meeting of the shareholders before entering upon the discharge of the inspector's duties shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors so appointed shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

         Section 1.09. Consent of Shareholders in Lieu of Meeting. Any action by vote required or permitted to be taken by the shareholders may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. This section shall not be construed to alter or modify the provisions of any section of these by-laws or any provision in the certificate of incorporation not inconsistent with the Business Corporation Law of the State of New York under which the written consent of the holders of less than all outstanding shares is sufficient for corporate action.



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         Section 1.10. Determination of Shareholders of Record for Certain
Purposes. For the purposes of determining the shareholders entitled to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action (other than the determination of the shareholders entitled to notice of and to vote at a meeting of the shareholders), the board of directors may fix, in advance, a date as the record date for any such determination of shareholders and such date shall not be more than sixty days prior to such action. If no record date is fixed, the record date shall be the close of business on the day on which the resolution of the board relating thereto is adopted. For the purpose of determining that all shareholders entitled to vote thereon have consented to any action without a meeting, if no record date is fixed by the board of directors and no resolution has been adopted by the board relating thereto, such shareholders shall be determined as of the date or time as of which such consent shall be expressed to be effective.

         Section 1.11. Waivers of Notice. Whenever under the provisions of these by-laws the shareholders are authorized to take any action after notice to them or the board of directors or a committee is authorized to take any action after notice to its members, such action may be taken without notice if at any time before or after such action be completed the shareholders, directors or committee members submit a signed waiver of notice. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion thereof the lack of notice of such meeting shall constitute a waiver of notice by such shareholder. The attendance of a director or committee member at a meeting without protesting prior thereto or at its commencement the lack of notice to such director or committee member shall constitute a waiver of notice by such person.

                                   Article II

                               Board of Directors

         Section 2.01. Number and Term of Office. The business of the corporation shall be managed under the direction of a board of directors, none of the members of which need be shareholders of the corporation, but each of whom shall be at least eighteen years of age. The number of directors constituting the board of directors shall be fixed from time to time by resolution adopted by a majority of the entire board (i.e. the total number of directors which the corporation would have if there were no vacancies) provided, however, the number of directors constituting the board of directors shall not be less than three. Except as otherwise provided by law, the board of directors shall be divided into two classes, which shall be as nearly equal in number as possible. Directors of each class shall serve for a term of two years. Except as hereinafter otherwise provided for filling vacancies, the directors shall be elected at the annual meeting of shareholders and shall hold office until the expiration of the term for which they were elected, and until their successors had been elected and qualified. Any increase or decrease in the number of directors shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

         Section 2.02. Removal, Vacancies and Additional Directors. Any director or directors may be removed only for cause and only by vote of the shareholders. No director may be removed if the votes cast against his removal would be sufficient to elect him if voted cumulatively at an election at which the same total number of votes were cast and the entire class of directors of which he is a member were then being elected. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board of directors for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a newly created directorship shall hold office until the expiration of the term of the class to which such director has been appointed. A director elected to fill a vacancy shall be elected to hold office for the unexpired term of such director's predecessor.



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         Section 2.03. Qualification and Election.

                  (a) All directors of the corporation shall be natural persons of full age, but need not be residents of New York or shareholders in the corporation. Except in the case of vacancies, directors shall be elected by the shareholders. If directors of more than one class are to be elected, each class of directors to be elected at the meeting shall be nominated and elected separately.

                  (b) Nominations for election of directors may be made by any shareholder entitled to vote for the election of directors, if written notice (the "Notice") of such shareholder's intent to nominate a director at the meeting is given by the shareholder and received by the Secretary of the corporation in the manner and within the time specified in this section 2.03. The notice shall be delivered to the Secretary of the corporation not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, the Notice shall be delivered to the Secretary of the corporation not later than the earlier of the seventh day following the day on which notice of the meeting was first mailed to shareholders or the fourth day prior to the meeting. In lieu of delivery to the Secretary of the corporation, the Notice may be mailed to the Secretary of the corporation by certified mail, return receipt requested, but shall be deemed to have been given only upon actual receipt by the Secretary of the corporation.

                  (c) The Notice shall be in writing and shall contain or be accompanied by:

                           (1)  the name and address of such shareholder;

                           (2) a representation that the shareholder is a holder
                  of record of the corporation's voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Notice;

                           (3) such information regarding each nominee as would
                  have been required to be included in a proxy statement filed pursuant to Regulation 14A of the rules and regulations established by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (or pursuant to any successor act or regulation) had proxies been solicited with respect to such nominee by the management or board of directors of the corporation;

                           (4) a description of all arrangements or
                  understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which such nomination or nominations are to be made by the shareholder; and

                           (5) the consent of each nominee to serve as director of the corporation if so elected.



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                  (d) Unless a judge or judges of election shall have been
appointed pursuant to these by-laws, the chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any nomination made at the meeting was not made in accordance with the foregoing procedures and, in such event, the nomination shall be disregarded. Any decision by the chairman of the meeting shall be conclusive and binding upon all shareholders of the corporation for any purpose.

                  (e) The above procedures shall not apply to nominations with respect to which proxies shall have been solicited pursuant to a proxy statement filed pursuant to Regulation 14A of the rules and regulations adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or pursuant to any successor act or regulation.

         Section 2.04. Place of Meeting. Except as provided in these by-laws, the board of directors may hold its meetings, regular or special, in such place or places within or without the State of New York as the board from time to time shall determine.

         Section 2.05. Regular Meetings. Unless otherwise provided by the board of directors, a regular meeting of the board shall immediately follow each annual meeting of shareholders of the corporation. No notice shall be required for a regular meeting of the board of directors if the time, date and place of such meetings are fixed by the board of directors.

         Section 2.06. Special Meetings. Special meetings of the board of directors shall be held whenever called by direction of the Chairman, the CEO, the President or by one-third of the directors then in office.

         The Secretary shall give or cause to be given oral or written notice of the time and place of holding each special meeting to each director at least 24 hours before the meeting at the address which each such director has designated to the Secretary of the corporation as the address to which notices intended for such director shall be mailed. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any regular or special meeting. Any business may be transacted by the board of directors at a meeting at which every member of the board of directors is present, although held without notice.

         Section 2.07. Quorum. Subject to the provision of section 2.02 and 2.09, and except as otherwise expressly required by law, the presence of a majority of the directors in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting of the board of directors at which a quorum is present shall be the act of the board of directors. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time without notice other than by announcement at the meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

         Section 2.08. Organization. The Chairman or, in the Chairman's absence, the CEO, shall call every meeting of the board of directors to order and shall act as chairman of the meeting. In the event of the absence of the Chairman or in the event of the CEO's absence, a chairman shall be elected from the directors present.

         The Secretary of the corporation shall act as Secretary of all meetings of the directors and keep the minutes; in the absence of the Secretary, the chairman of the meeting may appoint any person to act as Secretary of the meeting.

         At all meetings of the board of directors business shall be transacted in such order as from time to time the board may determine.



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         Except as otherwise required by law, at any regular or special meeting of the board of directors, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the board.

         Section 2.09. Committees. The board of directors may by resolution adopted by a majority of the entire board designate from among its members committees, each consisting of three or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the entire board, except that no such committee shall have authority as to the following matters:

                      (1) The submission to shareholders of any action that needs shareholders' approval under the Business Corporation Law of the State of New York.

                      (2) The filling of vacancies in the board of directors or in any committee.

                      (3) The fixing of compensation of the directors for serving on the board or on any committee.

                      (4) The amendment or repeal of the by-laws, or the adoption of new by-laws.

                      (5) The amendment or repeal of any resolution of the board of which by its terms shall not be so amendable or repealable.

         Section 2.10. Compensation of Directors. Each director shall be paid such reasonable fee, if any, for such director's service as such to the corporation as may be fixed from time to time by resolution of the board of directors. Such fee for directors may be on such basis as the board of directors shall deem appropriate and may include expenses for attendance at meetings of the board or committees thereof. Directors serving the corporation in any other capacity may be compensated separately for such services.

         Section 2.11. Consent of Directors or Committee in Lieu of Meeting. Any action required or permitted to be taken by the board of directors or any committee thereof may be taken without a meeting if all members of the board or committee consent in writing to the adoption of a resolution authorizing the action. The resolutions and the written consents thereto shall be filed with the minutes of the proceedings of the board or committee.

         Section 2.12. Conference Telephone Meetings. Any one or more members of the board of directors or any committee thereof may participate in a meeting of the board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

                                   ARTICLE III

                                    Officers

         Section 3.01. Titles and Appointment. The officers of the Corporation shall be a Chairman, CEO, a President, one or more Vice Presidents, a Secretary, a Treasurer and such additional officers as the board of directors may appoint pursuant to Section 3.08. All officers shall be elected or appointed by the board of directors and shall hold office at the pleasure of the board. The officers may, but need not, be directors. The same person may hold any two or more offices, except that the same person shall not be both President and Secretary at the same time.



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         The board of directors may require any officer to give security for the faithful performance of such officer's duties and may remove any officer with or without cause. The election or appointment of an officer shall not of itself create any contract rights and such officer's removal without cause shall be without prejudice to such officer's contract rights, if any.

         In addition to the powers and duties of the officers of the corporation set forth in these by-laws the officers, agents and employees of the corporation shall have such powers and perform such duties in the management of the corporation as the board of directors may prescribe.

         Section 3.02. Powers and Duties of the Chairman. The board of directors shall, from time to time, elect a Chairman from among the then existing directors by a vote of the majority of the directors. The Chairman may, but need not, be the CEO of the corporation. The Chairman shall preside at all meetings of shareholders and at all meetings of the board of directors, propose committees to the board of directors for board of director approval, and perform such other duties as may from time to time be assigned to such person by these by-laws or the board of directors.

         Section 3.03. Powers and Duties of the CEO. The Chief Executive Officer of the corporation, subject to the control of the board of directors, shall have general charge and control of all of its business and affairs and shall have all powers and shall perform all duties incident to the office of the CEO. In the absence of the Chairman, the CEO shall preside at all meetings of the shareholders and at all meetings of the board of directors. The CEO shall perform such other duties as may from time to time be assigned to such person by these by-laws or the board of directors.

         Section 3.04. Powers and Duties of the President. The President shall act as the chief operating officer of the corporation (or any division thereof if so appointed by the board of directors) and, subject to the control of the board of directors and the CEO, shall have general charge and control of all its operations and shall have all powers and shall perform all duties incident to the office of President. In the absence of the Chairman and the CEO, the President shall preside at all meetings of the shareholders and shall have such other powers and perform such other duties as may from time to time be assigned to such person by these by-laws, the CEO or the board of directors.

         Section 3.05. Powers and Duties of the Vice President. Each Vice President shall have all powers and shall perform all duties incident to the office of Vice President and shall have such other powers and perform such other duties as may from time to time be assigned to such person by these by-laws or by the board of directors, the CEO or the President.

         Section 3.06. Powers and Duties of the Secretary. The Secretary shall maintain the minutes of all meetings of the board of directors and the minutes of all meetings of the shareholders, shall attend to the giving or serving of notices of the corporations, shall have custody of the corporate seal of the corporation and shall affix the same to such documents and other papers as the board of directors, the CEO or the President shall authorize and direct, shall have charge of the stock certificate book, transfer books and stock ledgers and such other books and papers as the board of directors, the CEO or the President shall direct, all of which shall at all reasonable times be open to the examination of any director, upon application, at the office of the corporation during business hours, and shall have all powers and shall perform all duties incident to the office of Secretary and shall also have such other powers and shall perform such other duties as may from time to time be assigned to such person by these by-laws or the board of directors, the CEO or the President.



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         Section 3.07. Powers and Duties of the Treasurer. The Treasurer shall receive, have custody of, and when proper shall pay out, disburse or otherwise dispose of, all funds and securities of the corporation which may come into the Treasurer's hands. In the name and on behalf of the corporation, the Treasurer may endorse checks, notes and other instruments for collection and shall deposit the same to the credit of the corporation in such bank or banks or depository or depositories as the board of directors may designate. The Treasurer shall sign all receipts and vouchers for payments made to the corporation, shall enter or cause to be entered regularly, in the books of the corporation kept for the purpose, full and accurate accounts of all moneys received or paid or otherwise disposed of by such person and whenever required by the board of directors, the CEO or the President shall render statements of such accounts, and shall have all powers and shall perform all duties incident to the office of Treasurer and shall also have such other powers and shall perform such other duties as may from time to time be assigned to such person by these by-laws or by the board of directors, the CEO or the President.

         Section 3.08. Additional Officers. The board of directors from time to time may appoint such other officers (who may, but need not, be directors), including but not limited to Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, a Controller and Assistant Controller, as the board may deem advisable and the officers so appointed shall have such powers and perform such duties as may be assigned to them by the board of directors, the CEO or the President.

         In the absence of the Secretary or the Treasurer, upon the direction of the board of directors, the CEO or the President, any Assistant Secretary and any Assistant Treasurer, respectively, shall have all the powers and may perform all the duties assigned to the Secretary or the Treasurer.

         Section 3.09. Voting Upon Shares, etc. Unless otherwise ordered by the board of directors, the CEO, the President, any Vice President or the Secretary shall have full power and authority in the name and on behalf of the corporation in person or by proxy to attend and to act and vote at any meeting of security holders or of any corporation the securities of which the corporation may hold and at any such meeting shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such securities. The board of directors may from time to time, by resolution, confer like powers upon any other person or persons.

         Section 3.10. Compensation of Officers. The officers of the corporation shall be entitled to receive such compensation for their services as the board of directors from time to time may determine.

                                   ARTICLE IV

                    Waiver of Claims; Discharge of Duty; and
                 Indemnification of Indemnified Representatives.

         Section 4.01. Indemnification of Indemnified Representatives. (a) The corporation shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which such representative may be involved as a party or otherwise by reason of the fact that such person is or was serving as an indemnified representative, including without limitation liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, or act giving rise to strict or products liability, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that the director or officer personally gained in fact a financial profit or other advantage to which the director or officer was not legally entitled. If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the corporation shall indemnify such indemnified representative to the maximum extent for such portion of any liabilities.



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                  (b)  For the purposes of this Article:

                           (i) "indemnified representative" means any director
                  or officer of the corporation and any other person designated as an indemnified representative by the board of directors of the corporation (which may include, but need not be limited to, any person serving at the request of the corporation as a director, officer, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);

                           (ii) "liability" includes, without limitation, any
                  judgment, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, amount paid in settlement, cost or expense of any nature (including attorneys fees); and

                           (iii) "proceeding" means any threatened, pending or
                  completed action, suit, appeal or other proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the corporation, by a class of its security holders or otherwise.

         Section 4.02. Advancement of Expenses. The corporation shall pay the expenses (including attorneys' fees) incurred by an indemnified representative in advance of the final disposition of a proceeding described in Section 4.01(b)(iii) upon receipt of an undertaking by or on behalf of the indemnified representative to repay such amount if it shall ultimately be determined pursuant to Section 4.05 or otherwise that such person is not entitled to be indemnified by the corporation pursuant to this Article. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

         Section 4.03. Proceedings Initiated by Indemnified Representative. Notwithstanding any other provision of this Article, the corporation shall not indemnify an indemnified representative for any liability incurred in a proceeding initiated by such person (which shall not be deemed to include affirmative defenses) unless the proceeding, or the request for indemnification, is authorized, either before or after commencement of the proceeding, by the affirmative vote of a majority of the directors in office.

         Section 4.04. Securing Indemnification Obligations. To further effect, satisfy or secure the indemnification obligations provided in this Article or otherwise, the corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the board of directors shall in is sole discretion deem appropriate.



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         Section 4.05. Arbitration. The right to indemnification or advancement of expenses as provided under this Article and any dispute related thereto shall (except with respect to indemnification for liabilities arising under the Securities Act of 1933 which the corporation has undertaken to submit to a court for adjudication) be enforceable only by arbitration in the metropolitan area in which the corporation's executive offices are located, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the corporation, the second of whom shall be selected by the indemnified representative and the third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in the metropolitan area in which the corporation's executive offices are located. Each arbitrator selected as provided herein is required to be or have been a director or executive officer of a corporation whose shares of common stock were listed during at least one year of such service on the New York Stock Exchange or the American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotations System. The corporation shall reimburse an indemnified representative for the expenses (including attorneys' fees) incurred in successfully prosecuting or defending such arbitration. Any award entered by the arbitrators shall be final and binding and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable.

         Section 4.06. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Article or otherwise is applicable but for any reason is held to be unavailable, the corporation shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as appropriate to reflect the intent of this Article or otherwise.

         Section 4.07. Scope of Article. The rights granted by any provision of this Article to an indemnified representative shall not be exclusive of any other rights to which such indemnified representative may be entitled under any statute, provision of the certificate of incorporation, agreement, vote of shareholders or directors or otherwise, shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising while such person served as an indemnified representative and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such indemnified representative.

         Section 4.08. Reliance on Provisions. Each person who shall act as an indemnified representative of the corporation shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article.

         Section 4.09. Amendment or Repeal. All rights to indemnification under this Article shall be deemed a contract between the corporation and each indemnified representative, pursuant to which the corporation and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.



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                                    ARTICLE V

                                     Shares

         Section 5.01. Certificates for Shares. Certificates for shares of the corporation shall be in such form, not inconsistent with law and with the certificate of incorporation, as the board of directors shall approve. All certificates shall be signed by the CEO, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation or one of its employees.

         In case any officer who has signed or whose facsimile signature has been placed upon a certificate for shares of the corporation shall have ceased to be such officer of the corporation before the certificate is issued by the corporation, the certificate may nevertheless be issued by the corporation with the same effect as if he were such officer at the date of its issue.

         Section 5.02. Transfer of Shares. Shares of the corporation shall be transferred on the books of the corporation by the holder thereof, in person or by such person's attorney thereunto duly authorized in writing, upon surrender and cancellation of certificates for the number of shares to be transferred, except as provided in the succeeding section.

         Section 5.03. Lost, Stolen or Destroyed Certificates. No certificate for shares of stock of the corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction, and upon such indemnification of the corporation and its agents to such extent and in such manner as the board of directors may from time to time prescribe.

         Section 5.04. Regulations. The board of directors shall have power and authority to make such other rules and regulations not inconsistent with the certificate of incorporation or with these by-laws as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the corporation.

                                   ARTICLE VI

                            Miscellaneous Provisions

         Section 6.01. Corporate Seal. The board of directors shall provide a suitable seal, containing the name of the corporation, and the Secretary shall have custody thereof.

         Section 6.02. Fiscal Year. The fiscal year of the corporation shall be such fiscal year as the board of directors from time to time by resolution shall determine.

         Section 6.03. Contracts. Except as otherwise provided in these by-laws or by law or as otherwise directed by the board of directors, the CEO, the President or any Vice President shall be authorized to execute and deliver, in the name and on behalf of the corporation, all agreements, bonds, contracts, deeds, mortgages and other instruments, either for the corporation's own account or in a fiduciary or other capacity, and the seal of the corporation, if appropriated, shall be affixed thereto by any such officer or the Secretary or an Assistant Secretary. The board of directors, the CEO, the President or any Vice President designated by the board of directors, the CEO, or the President may authorize any other officer, employee or agent to execute and deliver, in the name and on behalf of the corporation, agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the corporation's own account or in a fiduciary or other capacity, and, if appropriate, to affix the seal of the corporation thereto. The grant of such authority by the board or any such officer may be general or confined to specific instances.



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         Section 6.04. Checks, Notes, etc. All checks, drafts, bills of exchange, acceptances, notes or other obligations or orders for the payment of money shall be signed and, if required by the board of directors, countersigned by such officers of the corporation and/or other persons as the board of directors from time to time shall designate.

         Checks, drafts, bills of exchange, acceptances, notes, obligations and orders for the payment of money made payable to the corporation may be endorsed for deposit to the credit of the corporation with a duly authorized depository by the Treasurer and/or such other officers or persons as the board of directors from time to time may designate.

         Section 6.05. Loans. No loans and no renewals of any loans shall be contracted on behalf of the corporation except as authorized by the board of directors. When authorized, any officer or agent of the corporation may obtain loans and advances for the corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the corporation. When authorized to do so by the board of directors, the CEO, President or any officer or agent of the corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the corporation, any and all stocks, securities and other personal property at any time held by the corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

                                   ARTICLE VII

                           Amendments and Severability

         Section 7.01. Amendments. These by-laws may be amended by the board of directors of the corporation, provided that these by-laws or any amendments so adopted by the board may be amended or repealed by the vote of the shareholders of the corporation entitled to vote thereon.

         Section 7.02. Severability. Any provision of these bylaws which is adjudicated to be invalid or unenforceable in any jurisdiction or under any circumstance shall be ineffective to the extent of such invalidity or unenforceability and shall be deemed reformed to the maximum extent authorized to conform to the applicable law of such jurisdiction. Any such adjudication shall not invalidate or render unenforceable such provision in any other jurisdiction or under any other circumstances.



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